SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: August 25, 2005
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

          Delaware                      0-23788                  22-3284403
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
       incorporation)                                        Identification No.)

                         New Brunswick Technology Center
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)
                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                      ------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      Please see the disclosure under Item 3.02 herein.

Item 3.02 Unregistered Sales of Equity Securities.

      Xechem International, Inc. (the "Company") entered into a Bridge Loan and Debt Restructuring Agreement on August 25, 2005, as evidenced by the term sheet dated August 25, 2005 and attached hereto and incorporated herein as Exhibit
10.1 to this Current Report on Form 8-K (the "Term Sheet").

Bridge Loan

      Pursuant to the Term Sheet, Ms. Chassman ("Chassman") and certain other investors introduced to the Company through Chassman (the "Investors") have agreed to invest One Million Dollars ($1,000,000) over the course of the next 50 days as follows: (a) $100,000 within 24 hours of execution of the Term Sheet;
(b) $400,000 on or before September 6, 2005; and (c) $500,000 on or before October 6, 2005, provided however, that the Investors may extend the date for full funding of the September and October installments by seven days each.

      The Company will issue convertible notes in the amounts funded (up to One Million Dollars ($1,000,000)(the "Convertible Notes")) and shall issue 1,500,000 shares of the Company's $0.00001 par value per share common stock for each $100,000 of principal amount of notes funded, for a total of 15,000,000 shares of common stock if the entire One Million Dollars ($1,000,000) in debt is funded (the "Convertible Note Shares"). If the Investors fail to fully fund the One Million Dollars ($1,000,000), as set forth in the amounts and according to the schedule as set forth above, then (a) the Collateral Pledge and mandatory repayment, as described below will be reduced; and (b) the Restructuring Conversion Ratio, as described below will revert to the conversion ratio as in effect as though this transaction was not consummated.

      The Convertible Notes shall be due and payable on April 6, 2007 and bear simple interest at the rate of eight percent (8%) per annum, which shall accrue and be due and payable on maturity. The Convertible Notes may be prepaid in whole or part without penalty at any time through January 31, 2006 and thereafter on five business days' advance notice, subject to the Investors' right to convert the Convertible Notes from debt to equity at any time prior to the effective date of the prepayment. The Convertible Notes are convertible into the Company's $0.00001 par value per share common stock at the following rates at the following times: (a) prior to February 1, 2006, the Convertible Notes plus accrued and unpaid interest are convertible at the rate of $0.05 per share (approximately 20,000,000 shares, with no accrued interest); and (b) February 1, 2006 and after, the Convertible Notes plus accrued and unpaid interest are convertible at the rate of $0.01 per share (approximately 100,000,000 shares, with no accrued interest).

      The Company is not obligated to register the shares underlying the Convertible Notes. To the extent the Company lacks sufficient authorized shares of common stock, the Company agrees to take the necessary steps to seek approval for the issuance of additional shares of common stock, and in the interim will issue shares of Class C Preferred Stock, with a conversion ratio of 1,000,000 shares of common stock for each share of Class C Preferred Stock, which shares will have a stated value of $0.00001 per share, and shall be immediately convertible into common stock as soon as an adequate number of shares of common stock are authorized.


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      The Convertible Notes will be secured by a collateral pledge of the
Company's allocation of tax credits for fiscal 2004 from the State of New Jersey (the "Collateral Pledge"). The Company will be permitted to sell those credits, and the proceeds shall be applied pro rata toward the mandatory repayment of the Convertible Notes. If less than the full One Million Dollars ($1,000,000) is funded, then the Collateral Pledge and mandatory repayment shall be reduced to that percentage of the One Million Dollars ($1,000,000) commitment that is funded (e.g., if $500,000 is funded through October, then only 50% of the tax credit sale proceeds must be collateralized and applied toward the repayment of the Convertible Notes).

      The Company relied upon the exemption from registration available under
Section 4(2) of the Securities Act of 1933, as amended in connection with the issuance of the Convertible Notes and Convertible Note Shares. The Bridge Loan Financing participants are accredited investors, small in number, and all of them had access to information about the Company.

Debt Restructuring

      Upon the full and timely funding of the Convertible Notes, the conversion price on all previously existing and outstanding loans (principal plus accrued interest) owing from the Company to Chassman, the Harbor Trust, or any of their respective affiliates (approximately Three Million Eight Hundred Thousand Dollars ($3,800,000) in the principal amount) (the "Old Debt"), will be reset to $0.0075 per share, subject to adjustment. If the Company's common stock is quoted on the Over the Counter Bulletin Board at $0.03 per share or more at any time from August 25, 2005 through January 31, 2006; then (1) the conversion price for the Old Debt will be reset to $0.01 per share; and (2) in order to address this effective increase in the conversion price, to the extent any of the Old Debt was converted to common stock during the period from August 25, 2005 through January 31, 2006, the Company shall cancel the principal amount of the remaining outstanding Old Debt by an amount equal to the additional amount of principal that would have had to have been converted to equity to yield the number of shares that were issued due to the prior conversions if all of the conversions had been effected at $0.01 per share, rather than $0.0075 per share. The holders of the Old Debt agree to hold fifty percent (50%) of the principal amount of the Old Debt (without converting it) until the earlier of (a) the Company's common stock is traded at $0.03 per share or more on the Over the Counter Bulletin Board; and (b) January 31, 2006.

Legal Fees

      The Company will pay the Investors' legal fees in an amount not to exceed Seven Thousand Five Hundred Dollars ($7,500), in the aggregate, upon the full and timely funding of the Convertible Notes.

Item 8.01 Other Events.

      The Company has commissioned a presentation on DVD which discusses the Company's activities with respect to the development of a drug for the treatment of Sickle Cell Disease. A copy of the transcript of the DVD presentation (the "Transcript") is attached and incorporated herein as Exhibit 99.1.


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      The descriptions of the Term Sheet and the Transcript included in this
Current Report on Form 8-K are not complete, and are qualified in their entirety by reference to the appropriate documents which are filed as exhibits.

Item 9.01 Exhibits.

      (c)   Exhibits.

      Exhibit 10.1 - Term Sheet for $1,000,000 Bridge Loan and Debt Restructuring Agreement, dated August 25, 2006.

      Exhibit 99.1 - Transcript of the DVD Presentation on the Company's development of a drug for the treatment of Sickle Cell Disease.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 31, 2005

                                       XECHEM INTERNATIONAL, INC.

                                       By: /s/ Ramesh C. Pandey
                                           -------------------------------------
                                           Ramesh C. Pandey, Ph.D.,
                                           Chief Executive Officer


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                                  EXHIBIT INDEX

      Exhibit 10.1 - Term Sheet for $1,000,000 Bridge Loan and Debt Restructuring Agreement, dated August 25, 2006.

      Exhibit 99.1 - Transcript of the DVD Presentation on the Company's development of a drug for the treatment of Sickle Cell Disease.

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